UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 2, 2007 (July 30, 2007)
Date of Report (Date of earliest event reported)

GLOBAL REALTY DEVELOPMENT CORP.
(Exact name of Company as specified in its charter)

Delaware	000-32467	30-0360216
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

11555 Heron Bay Boulevard, Suite 200
Coral Springs, Florida 33076

(Address of principal executive offices, including zip code)

Company's telephone number, including area code: (954) 603-0522

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the Company under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by the Company from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 30, 2007, Global Realty Development Corp. (the “Company”) consummated the closing of, and became obligated under, an acquisition agreement dated July 19, 2007 (“Acquisition Agreement”) with SMS Text Media, Inc., a Nevada Corporation (“SMS”), and the stockholders of SMS (the “Selling Stockholders”). Pursuant to the Acquisition Agreement, the Company agreed to purchase 100% of the authorized, issued and outstanding common stock of SMS (the “SMS Shares”) in consideration for: (a) $3,000,000 in cash (“Cash”) to the Selling Stockholders; (b) 10,000,000 shares of the Company’s common stock (“Company Shares”) to the Selling Stockholders ((a) and (b) are collectively referred to as the “Fixed Payments”); (c) a $1,500,000 line of credit to SMS at an interest rate of no greater than 12% per annum; and (d) contingent payments to the Selling Stockholders from earned income from SMS operations. The following is a brief description of the other terms and conditions of the Acquisition Agreement that are material to the Company.

Installment Payments

Under the terms of the Acquisition Agreement, the Selling Stockholders deposited the SMS Shares in escrow with an escrow agent (“Escrow Agent”), the Company agreed to make payments of Cash to the Selling Stockholders in installments, and the Selling Stockholders agreed to deliver the SMS Shares to the Company in proportionate installments upon the Selling Stockholders’ receipt of the Cash payments. On July 30, 2007 (the “Initial Closing Date”), the Company delivered all of the Company Shares to the Selling Stockholders and paid the sum of $530,000 in Cash to the Selling Stockholders as the initial installment of the Cash payments (collectively, the “Initial Payment”). The Company received 69.125% of the SMS Shares on the Initial Closing Date. The Company is obligated to purchase the remaining SMS Shares pursuant to the terms of the Acquisition Agreement within ninety (90) days after the Initial Closing Date (the “Expiration Date”). If the Company has not paid the full $3,000,000 Cash payments to the Selling Stockholders by the Expiration Date, then the Company will issue the Selling Stockholders a promissory note (“SMS Note”) for the balance of Cash which has not been made. The outstanding principal amount of the SMS Note will be subject to a penalty interest rate of 15% per year from the date of the SMS Note through the date on which the principal balance is repaid. Until the SMS Note is paid in full (principal plus interest), (i) all dividends and other distributions to stockholders of SMS, if any, shall be paid 50.1% to the Company and 49.9% to the Selling Stockholders, regardless of actual stock ownership in SMS, and (ii) all dividends and distributions to be made by SMS to the Company shall be paid over to the Selling Stockholders to be applied to principal and interest on the SMS Note. Once the SMS Note is paid in full (principal plus interest), the remaining SMS Shares in escrow will be delivered to the Company.

The foregoing description of the Acquisition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Acquisition Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 2.03 CREATION OF DIRECT FINANCIAL OBLIGATION.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

As set forth under Item 1.01 above, on July 30, 2007, the Company issued an aggregate of 10,000,000 shares of Company common stock to three stockholders of SMS Text Media, Inc.

The Company relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act and/or Rule 506 of Regulation D for the issuance of these securities with reference to the following facts and circumstances: (1) the investors represented that they were “accredited investors” within the meaning of Rule 501(a); (2) the transfer of the securities were restricted by the Registrant in accordance with Rule 502(d); (3) there were no, and in any case no more than 35 non-accredited investors in the transaction within the meaning of Rule 506(b), after taking into consideration all prior investors under Section 4(2) of the Securities Act within the twelve months preceding the transaction; and (4) none of the offers and sales were effected through any general solicitation or general advertising within the meaning of Rule 502(c).

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

10.1	Acquisition Agreement dated July 19, 2007 by and among the Company and SMS Text Media, Inc. (“SMS”) and the stockholders of SMS

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 2, 2007
GLOBAL REALTY DEVELOPMENT CORP.

	By:	/s/ Robert D. Kohn Name: Robert D. Kohn
Title: Chief Executive Officer